Exhibit 10.5

AMENDMENT NO. 4 TO
1999 INCENTIVE PLAN OF
U.S. CONCRETE, INC.

Effective as of February 13, 2006

                    The Board of Directors of U.S. Concrete, Inc. (the “Company”) by resolution has duly adopted this Amendment No. 4 to the Company’s 1999 Incentive Plan (the “Plan”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan.

                    1.          The second sentence of Section 5 of the Plan is hereby amended to read in its entirety as follows:

                    “In no event will more than 500,000 shares available for Awards pursuant to the immediately preceding sentence be available for Director Awards.”

                    2.          The third sentence of Section 11 of the Plan is hereby amended to read in its entirety as follows:

                     “The Committee may provide for procedures to permit the exercise or purchase of any Employee Award, Independent Contractor Award or Director Award by use of the proceeds to be received from the sale of Common Stock issuable pursuant to such an Award.”